                                    PROGRESSIVE BANCSHARES, INC.
                                         LEXINGTON, KENTUCKY


                               AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 YEARS ENDED DECEMBER 31, 1997 AND 1996

INDEPENDENT AUDITORS' REPORT

Board of Directors
Progressive Bancshares, Inc.
Lexington, Kentucky


           We have audited the consolidated balance sheets of Progressive Bancshares, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Progressive Bancshares, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                     /s/ Eskew & Gresham, PSC
February 25, 1998

                                            PROGRESSIVE BANCSHARES, INC.
                                             CONSOLIDATED BALANCE SHEETS


                                                            MARCH 31, 1998                  DECEMBER 31
        ASSETS                                                (UNAUDITED)              1997                1996
Cash and cash equivalents:
   Cash and due from banks ..........................        $   4,480,041         $   2,895,595         $   4,865,968
   Federal funds sold ...............................               16,000               262,000             1,275,000
                                                            ------------------    ------------------   ------------------
      Total cash and cash equivalents ...............        $   4,496,041         $   3,157,595         $   6,140,968
Investment securities:
   Available for sale ...............................           15,052,874            17,918,444            16,743,256
   Held to maturity .................................            3,770,054             3,918,015             2,728,455
Federal Home Loan Bank and Federal
   Reserve stock ....................................            1,094,600             1,075,600             1,004,600
Loans ...............................................          115,823,398           115,370,154            96,511,612
Unearned income .....................................               (4,054)               (5,790)              (21,996)
Allowance for loan losses ...........................           (1,367,657)           (1,315,185)           (1,039,058)
                                                          ------------------    ------------------   ------------------
Net loans ...........................................          114,451,687           114,049,179            95,450,558
Bank premises and equipment, net ....................            2,278,023             2,262,084             2,208,576
Interest receivable .................................            1,261,826             1,332,785             1,113,925
Deferred income taxes ...............................                    0                     0                81,993
Income taxes refundable .............................                    0                     0                39,766
Other assets ........................................              623,564               489,080               488,206
                                                          ------------------    ------------------   ------------------

TOTAL ASSETS ........................................        $ 143,028,669         $ 144,202,782         $126,000,303

        LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Non-interest bearing .............................        $  15,796,651         $  14,051,539         $  14,118,113
   Time deposits, $100,000 and over .................           14,702,322            14,464,123            11,238,232
   Other interest bearing ...........................           94,347,584            94,780,253            86,843,781
                                                           ------------------    ------------------   ------------------
      Total deposits ................................        $ 124,846,557         $ 123,295,915         $ 112,200,126
Federal funds purchased .............................              675,000             1,000,000               325,000
Securities sold under agreements to repurchase ......            3,831,619             3,797,548             1,415,485
Interest payable ....................................              573,685               588,394               480,842
Deferred income taxes ...............................               71,737                71,737                     0
Other liabilities ...................................              185,136               147,509               184,544
Advances from Federal Home Loan Bank ................              463,041             3,198,021               364,441
Long-term debt ......................................            1,000,000             1,000,000             1,006,000
                                                          ------------------        --------------      ---------------
   Total liabilities ................................        $ 131,646,775         $ 133,099,124         $ 115,976,438

STOCKHOLDERS' EQUITY:
   Common stock, 5,431 shares authorized,
      issued and outstanding ........................        $       5,431         $       5,431         $       5,431
   Surplus ..........................................            1,686,749             1,686,749             1,686,749
   Retained earnings ................................            9,620,054             9,360,368             8,346,409
   Net unrealized gain (loss) on securities available
     for sale, net of tax in 1996 ...................               69,660                51,110               (14,724)
                                                          ------------------    ------------------   ------------------
       Total stockholders' equity ...................        $  11,381,894         $  11,103,658         $  10,023,865

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY ...........................................         $143,028,669         $ 144,202,782         $126,000,303



                        See notes to consolidated financial statements.

                                             PROGRESSIVE BANCSHARES, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME


                                             Three Months Ended   Three Months Ended            Year Ended December 31
                                               March 31, 1998      March 31, 1997            1997                1996
                                                 (Unaudited)        (Unaudited)
INTEREST INCOME:
   Loans, including fees ...............        $ 2,734,178         $  2,294,332         $ 10,249,631         $ 8,340,604
   Investment securities -
      Taxable ..........................            248,152              317,248            1,206,202           1,350,735
      Tax-exempt .......................             47,258               41,428              183,457             170,386
   Federal funds sold ..................              2,093               43,323               77,680              19,600
                                            ---------------      ---------------       --------------     ---------------
                                                $ 3,031,681         $  2,696,331         $ 11,716,970         $ 9,881,325
INTEREST EXPENSE:
   Deposits ............................        $ 1,330,568         $  1,266,222         $  5,308,414         $ 4,445,760
   Other borrowed funds ................             91,629               48,096              325,867             298,923
                                            ---------------      ---------------       --------------     ---------------
                                                $ 1,422,197         $  1,314,318         $  5,634,281         $ 4,744,683

Net interest income ....................        $ 1,609,484         $  1,382,013         $  6,082,689         $ 5,136,642
Provision for loan losses ..............             71,020               74,000              290,080             216,000
                                            ---------------      ---------------       --------------     ---------------

Net interest income after provision
   for loan losses .....................        $ 1,538,464         $  1,308,013         $  5,792,609         $ 4,920,642

OTHER INCOME:
   Service charges .....................        $   128,541         $    124,693         $    507,029         $   502,194
   Fees on loans sold ..................             35,599               25,708               93,056             173,805
   Insurance commissions ...............             23,089               19,141               76,135              79,596
   Investment securities losses, net ...             (5,712)               6,438               (2,914)            (51,355)
   Other ...............................             49,482               40,126              112,112              94,229
                                            ---------------      ---------------       --------------     ---------------
                                                $   230,999         $    216,106         $    785,418         $   798,469
OTHER EXPENSES:
   Salaries and employee benefits ......        $   537,065              477,867         $  2,065,272         $ 1,942,527
   Occupancy and equipment expenses ....             89,935               80,974              401,312             335,219
   Taxes other than income, property
      and payroll ......................             36,989               35,222              149,375             134,951
   Data processing fees ................             65,997               39,331              194,906             148,408
   Legal and professional fees .........             34,152               20,679              144,330             111,078
   Other ...............................            314,748              262,692            1,013,213             800,709
                                            ---------------      ---------------       --------------     ---------------
                                                $ 1,078,886         $    916,765         $  3,968,408         $ 3,472,892

Income before income taxes .............        $   690,577         $    607,354         $  2,609,619         $ 2,246,219
Provision for income taxes
   Historical ..........................                  0              161,110              161,110             732,417
   Proforma S Corporation adjustment ...            225,528               37,851              694,233                   0
                                            ---------------      ---------------       --------------     ---------------
    Pro forma provision for income taxes        $   225,528         $    198,961         $    855,343         $   732,417

NET INCOME (Historical) ................        $   690,577         $    446,244         $  2,448,509         $ 1,513,802
                                            ===============      ===============       ==============     ===============

Proforma S Corporation tax adjustment ..            225,528               37,851              694,233                   0
                                            ---------------      ---------------       --------------     ---------------

PRO FORMA NET INCOME ...................        $   465,049         $    408,393         $  1,754,276         $ 1,513,802

Change in unrealized gains (losses)
   on securities .......................             18,550              (14,865)              65,834             (15,901)
                                            ---------------      ---------------       --------------     ---------------

Pro forma comprehensive income .........        $   483,599         $    393,528         $  1,820,110         $ 1,497,901
                                            ===============      ===============       ==============     ===============

Pro forma earnings per share ...........        $     85.63         $      75.20         $     323.01         $    277.56
Pro forma earnings per share
   assuming dilution ...................        $     85.63         $      75.20         $     323.01         $    277.56
Weighed average shares outstanding .....              5,431                5,431                5,431               5,454



                           See notes to consolidated financial statements.

                                       PROGRESSIVE BANCSHARES, INC.
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                    YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                                                                       Net
                                                                                                   Unrealized
                                                                                                  (Gain) Loss
                                                                                                  on Securities       Total
                                                    Common                       Retained           Available     Stockholders'
                                                    Stock          Surplus       Earnings           for Sale         Equity

Balances, January 1, 1996                       $   5,455       $  1,743,125    $ 7,432,607     $     1,177     $     9,182,364

Net income                                              0                  0      1,513,802               0           1,513,802

Net change in unrealized gain (loss)
  on securities available for sale                      0                  0              0         (15,901)            (15,901)

Repurchase of 24 shares of common
   stock                                              (24)           (56,376)             0               0             (56,400)

Cash dividends                                          0                  0       (600,000)              0            (600,000)
                                                ---------       ------------    ------------      ---------         ------------

Balances, December 31, 1996                     $   5,431       $  1,686,749    $ 8,346,409       $ (14,724)        $10,023,865

Net income                                              0                  0      2,448,509               0           2,448,509

Net change in unrealized gain (loss)
  on securities available for sale                      0                  0              0          65,834              65,834


Cash dividends                                          0                  0     (1,434,550)              0          (1,434,550)
                                                ---------       ------------    ------------      ---------         ------------

Balances, December 31, 1997                     $   5,431       $  1,686,749    $ 9,360,368       $  51,110         $11,103,658

Net income (unaudited)                                  0                  0        690,577               0             690,577

Net change in unrealized gain (loss)
   on securities available for sale
   (unaudited)                                          0                  0              0          18,550              18,550

Cash dividends (unaudited)                              0                  0       (430,891)              0            (430,891)
                                                ---------       ------------    ------------      ---------         ------------

Balances, March 31, 1998 (unaudited)            $   5,431       $  1,686,749    $ 9,620,054       $  69,660         $11,381,894






                            See notes to consolidated financial statements.

                                              PROGRESSIVE BANCSHARES, INC.
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   Three Months Ended       Three Months Ended           Year Ended December 31
                                                     March 31, 1998           March 31, 1997           1997                   1996
                                                       (Unaudited)              (Unaudited)
CASH FLOWS FROM OPERATING
   ACTIVITIES:
      Net income  $ .............................            690,577         $   446,244         $  2,448,509         $  1,513,802
        Adjustments to reconcile net income
           to net cash provided by operating
           activities:
             Depreciation and amortization
                of goodwill .....................             68,137              66,063              260,851              215,520
             Provision for loan losses ..........             71,020              74,000              290,080              216,000
             Deferred income taxes ..............                  0             146,145              146,145              (18,405)
             Net amortization on investment
                securities ......................              2,990              (1,284)              (5,135)               9,049
             Investment securities losses (gains)              5,712              (6,438)               2,914               51,355
             Losses on disposal of fixed assets .                  0                   0                9,439               11,117
             Federal Home Loan Bank stock
                dividends .......................            (19,000)            (17,100)             (71,000)             (30,300)
             Changes in:
                Interest receivable .............             70,959               2,646             (218,860)              10,658
                Income taxes refundable .........                  0              39,766               39,766              (20,998)
                Other assets ....................           (141,234)            (97,080)             (27,872)              84,895
                Interest payable ................            (14,709)            114,674              107,552               17,157
                Other liabilities ...............             37,627            (113,849)             (37,035)              78,376
                                                         -----------         -----------         ------------         ------------
                  Net cash provided by
                    operating activities ........        $   772,079         $   653,787         $  2,945,354         $  2,138,226

CASH FLOWS FROM INVESTING
   ACTIVITIES:
      Purchases of securities available
        for sale ................................        $         0         $(6,624,323)        $(13,578,662)        $ (5,372,322)
      Proceeds from sales and principal
        payments of securities available
        for sale ................................          2,796,181           1,274,512           10,738,543           12,476,831
      Proceeds of calls and maturities of
        securities available for sale ...........             82,197           1,509,064            1,754,588            1,450,656
      Purchase of securities held to maturity ...                  0          (1,241,221)          (2,297,808)            (250,569)
      Proceeds of calls and maturities of
        securities held to maturity .............            145,000             440,000            1,094,200            1,525,000
      Purchase of Federal Home Loan
        Bank stock ..............................                  0                   0                    0             (644,900)
      Net change in loans .......................           (473,528)         (4,711,857)         (18,888,701)         (16,715,988)
      Proceeds from sale of bank premises
       and equipment ............................                  0                   0                    0               12,000
      Purchases of bank premises and
        equipment ...............................            (77,325)           (121,739)            (296,769)            (335,329)
                                                         -----------         -----------         ------------         ------------
           Net cash provided by (used in)
            investing activities ................        $ 2,472,525         $(9,475,564)        $(21,474,609)        $ (7,854,621)





                      See notes to consolidated financial statements.

                                              PROGRESSIVE BANCSHARES, INC.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (CONTINUED)

                                           THREE MONTHS ENDED      THREE MONTHS ENDED           YEAR ENDED DECEMBER 31
                                             MARCH 31, 1998         MARCH 31, 1997           1997                1996
                                                 (UNAUDITED)         (UNAUDITED)
CASH FLOWS FROM FINANCING
    ACTIVITIES:
      Net change in deposits ............        $ 1,550,642         $ 6,348,944         $ 11,095,789         $ 13,232,006
      Net change in federal funds
        purchased .......................           (325,000)           (125,000)             675,000           (1,700,000)
      Net change in securities sold under
        agreements to repurchase ........             34,071             584,891            2,382,063           (1,584,263)
      Net change in advances from the
        Federal Home Loan Bank ..........         (2,734,980)            (11,384)           2,833,580              (44,133)
      Repayment of long-term debt .......                  0                   0           (1,006,000)            (640,000)
      Proceeds from long-term debt ......                  0                   0            1,000,000                    0
      Repurchase of common stock ........                  0                   0                    0              (56,400)
      Dividends paid ....................           (430,891)           (200,299)          (1,434,550)            (600,000)
                                             ---------------     ---------------       --------------      ---------------
        Net cash provided by (used in)
         financing activities ...........        $(1,906,158)        $ 6,597,152         $ 15,545,882         $  8,607,210

Net increase (decrease) in cash and
   cash equivalents .....................        $ 1,338,446         $(2,224,625)        $ (2,983,373)        $  2,890,815

Cash and cash equivalents at beginning
    of year .............................          3,157,595           6,140,968            6,140,968            3,250,153
                                             ---------------     ---------------       --------------      ---------------

CASH AND CASH EQUIVALENTS
   AT END OF PERIOD .....................        $ 4,496,041         $ 3,916,343         $  3,157,595         $  6,140,968

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
      Cash paid during the period for -
        Interest expense ................        $ 1,436,906         $ 1,199,644         $  5,526,729         $  4,727,526
        Income taxes ....................        $         0         $         0         $          0         $    771,820



                        See notes to consolidated financial statements.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996


1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A. Basis of Presentation - The consolidated financial statements include the accounts of Progressive Bancshares, Inc. (the Corporation), a multi-bank holding company, and its wholly-owned subsidiaries, The Anderson National Bank and Farmers Bank. Progressive Mortgage Company, included as a subsidiary in 1996, was dissolved effective December 31, 1996. All material intercompany transactions and accounts have been eliminated in consolidation.

           B. Nature of Operations - The Anderson National Bank operates under a national bank charter and is subject to regulation by the Office of the Comptroller of the Currency. Farmers Bank operates under a state bank charter and is subject to regulation by the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation. Both Banks provide full banking services. The Corporation is subject to regulation by the Federal Reserve Board.

           Effective January 1, 1998, Farmers Bank was merged with and into The Anderson National Bank and the name of the combined bank was changed to The Progressive Bank, National Association.

           C. Estimates in the Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           D. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

           E. Investment Securities - The Banks classify their investment security portfolios into three categories: trading securities, securities available for sale and securities held to maturity. Fair value adjustments are made to the securities based on their classification with the exception of the held to maturity category. The Banks have no investments classified as trading.

           Investment securities available for sale are carried at fair value. Adjustments from amortized cost to fair value are recorded in stockholders' equity, net of related income tax, under net unrealized gain (loss) on securities available for sale. The adjustment is computed on the difference between fair value and cost, adjusted for amortization of premiums and accretion of discounts which are recorded to interest income on a constant yield method.

           Investment securities for which the Banks have the positive intent and ability to hold to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recorded as adjustments to interest income on a constant yield method.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)


1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Gains or losses on dispositions are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

           F. Loans - Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Unearned interest is recognized as income using a method which approximates the interest method. Interest income on other loans is recorded on the accrual basis, except for those loans on a nonaccrual of income status. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, interest income is subsequently recognized only to the extent cash payments are received.

           The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Loans are charged against the allowance for loan losses when management believes that the collection of principal is unlikely.

           The allowance for loan losses on impaired loans is determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate or the fair value of the underlying collateral. A loan is considered to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. The entire change in present value of expected cash flows is reported as provision for loan losses in the same manner in which impairment initially was recognized or as a reduction in the amount of provision for loan losses that otherwise would be reported.

           G. Bank Premises and Equipment - Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded over the estimated useful lives of the respective assets using both straight-line and accelerated methods.

           H. Income Taxes - The Corporation elected S Corporation status effective January 1, 1997. Earnings and losses after that date are included in the personal income tax returns of the stockholders and taxed depending on their personal tax strategies. Accordingly, the Corporation will not incur additional income tax obligations, and future financial statements will not include a provision for income taxes. Prior to the change, income taxes currently payable and deferred income taxes based on differences between the financial basis of assets and liabilities and their tax basis were recorded in the financial statements.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           I. Excess of Cost Over Net Assets of Acquired Subsidiaries - The excess of cost over net assets of acquired subsidiaries (goodwill) is being amortized on a straight-line basis over twenty-five years. Goodwill is included in other assets on the accompanying consolidated balance sheets.

           J. Advertising Expense - The Corporation charges all advertising expenses to operations when incurred. No amounts have been established for any future benefits relative to these expenditures.

           K. Reclassifications - Certain reclassifications have been made in the 1996 financial statements to conform to the class ifications used in 1997.

           L. Effect of New Accounting Standards - In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income". The Statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes net income as well as certain items that are reported directly within a separate component of stockholders' equity and bypass net income. The provisions of this Statement are effective beginning with 1998 interim reporting. These disclosure requirements will have no impact on financial position or results of operations.

2.         INVESTMENT SECURITIES

           Amortized cost and fair value of investment securities by category at December 31, 1997 are as follows:

                                           Amortized    Unrealized   Unrealized      Fair
                                              Cost        Gains        Losses        Value
Available for sale:
   U. S. Treasury obligations             $ 1,648,852    $25,451     $      0     $ 1,674,303
   Obligations of U. S. government
      agencies                              1,492,778        145       (5,910)      1,487,013
   Asset-backed securities                 14,377,927     46,005      (19,062)     14,404,870
   Equity securities                          347,777      4,481            0         352,258
                                          -----------    -------     --------     -----------
      Total available for sale            $17,867,334    $76,082     $(24,972)    $17,918,444

Held to maturity:
   Obligations of states and political
      subdivisions                        $ 3,918,015    $69,247     $   (977)    $ 3,986,285



                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



2.         INVESTMENT SECURITIES (CONTINUED)

           Amortized cost and fair value of investment securities by category at December 31, 1996 are as follows:

                                               AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                                 COST        GAINS       LOSSES        VALUE
Available for sale:
  U. S. Treasury obligations                  $ 1,380,246   $21,071    $       0    $ 1,401,317
  Obligations of U. S. government
     agencies                                   3,947,321    33,504      (32,500)     3,948,325
  Asset-backed securities                      10,841,878    29,467      (77,333)    10,794,012
  Equity securities                               596,122     3,480            0        599,602
                                              -----------   -------    ---------    -----------
     Total available for sale                 $16,765,567   $87,522    $(109,833)   $16,743,256

Held to maturity:
  Obligations of states and political
    subdivisions                              $ 2,728,455   $45,786    $  (1,242)   $ 2,772,999



           The amortized cost and fair value of investment securities by category at December 31, 1997, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                       AMORTIZED          FAIR
                                                         COST             VALUE
           Available for sale:
             Due in one year or less                  $   897,327      $   894,561
             Due after one year through five years      2,244,303        2,266,755
             Asset-backed securities                   14,377,927       14,404,870
             Equity securities                            347,777          352,258
                                                      -----------      -----------
                                                      $17,867,334      $17,918,444
           Held to maturity
             Due in one year or less                  $   848,686      $   851,210
             Due after one year through five years      1,283,399        1,300,788
             Due after five years through ten years     1,448,676        1,485,926
             Due after ten years                          337,254          348,361
                                                      -----------      -----------
                                                      $ 3,918,015      $ 3,986,285


           Proceeds from sales of investment securities during 1997 and 1996 were approximately $7,317,000 and $9,380,000, respectively. Gross gains of $24,207 and $12,174 and losses of $27,121 and $63,101, respectively, were realized on those sales. Proceeds from calls of investment securities during 1997 and 1996 were $0 and $425,000, respectively. Gross losses of $0 and $428, respectively, were realized on those calls. There were no gross gains realized on those calls.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



2.         INVESTMENT SECURITIES (CONTINUED)

           Investment securities with a carrying value of approximately $12,549,000 and $10,190,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

3.         LOANS

           Major classifications of loans are summarized as follows:

                                                                                      DECEMBER 31

                                                                                1997             1996
           Commercial and agricultural loans                                $ 64,637,699      $52,326,974
           Residential mortgage loans                                         40,862,883       35,021,995
           Consumer and installment loans                                      9,869,572        9,162,643
                                                                            ------------      -----------
                                                                            $115,370,154      $96,511,612
           Unearned interest                                                      (5,790)         (21,996)
           Allowance for loan losses                                          (1,315,185)      (1,039,058)
                                                                            ------------      -----------
                                                                            $114,049,179      $95,450,558

           Changes in the allowance for loan losses were as follows:


                                                                                1997             1996

           Balance, beginning of year                                       $ 1,039,058       $   871,979
           Recoveries                                                            49,445            43,893
           Loans charged off                                                    (63,398)          (92,814)
           Provision for loan losses                                            290,080           216,000
                                                                            -----------       -----------
           Balance, end of year                                             $ 1,315,185       $ 1,039,058



           Impaired loans totaled $273,873 and $250,190 at December 31, 1997 and 1996. The average recorded investment in impaired loans during 1997 and 1996 was $510,248 and $254,007, respectively. The total allowance for loan losses related to these loans was $41,081 and $37,529 on December 31, 1997 and 1996, respectively. Interest income on impaired loans of $41,975 and $24,166 was recognized for cash payments received in 1997 and 1996, respectively.

           Loans to directors, executive officers, principal shareholders and their related interests were approximately $717,000 and $1,322,000 at December 31, 1997 and 1996, respectively. Such loans were made in the ordinary course of business at the Banks' normal credit terms and interest rates and, in management's opinion, do not represent more than a normal risk of collection.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)


4.         BANK PREMISES AND EQUIPMENT

           Bank premises and equipment are summarized as follows:

                                                  DECEMBER 31
                                            1997             1996

           Land and building             $ 2,162,926      $ 2,221,578
           Furniture and equipment         1,526,190        1,188,355
                                         -----------      -----------
                                         $ 3,689,116      $ 3,409,933
           Accumulated depreciation       (1,427,032)      (1,201,357)
                                         -----------      -----------
                                         $ 2,262,084      $ 2,208,576


           Depreciation expense for 1997 and 1996 amounted to $233,853 and $188,522, respectively.

5.         DEPOSITS

           The aggregate amount of time deposits with a minimum denomination of $100,000 was approximately $14,464,000 and $11,238,000 at December 31, 1997 and
1996, respectively.

           At December 31, 1997, the scheduled maturities of all time deposits are as follows:



                1998                                                      $ 58,685,371
                1999                                                        12,203,128
                2000                                                         1,978,372
                2001                                                         1,972,557
                2002 and thereafter                                            135,503
                                                                          ------------
                                                                          $ 74,974,931



           Certain directors and executive officers, and companies in which they have beneficial ownership, are deposit customers of the Bank. The aggregate dollar amount of these deposits was approximately $1,598,000 and $618,000 at December 31, 1997 and 1996, respectively.

6.         SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

           Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                              1997               1996
           Average balance during the year                                $  3,029,853      $  2,018,332
           Average interest rate during the year                                 4.93%             4.22%
           Maximum month-end balance during the year                      $  4,377,251      $  3,113,593

           Securities underlying the agreements at year end:

           Carrying value                                                 $  4,461,161      $  1,473,905
           Estimated fair value                                           $  4,461,161      $  1,473,905


                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



7.         INCOME TAXES

           As discussed in Note 1, the Corporation changed its tax stands to nontaxable effective as of January 1, 1997. Accordingly, the net deferred tax asset at the date that the election for the change was filed has been adjusted to the tax effect of the reversals of the Banks' allowance for loan losses for tax purposes through a charge to the deferred tax provision. The provision for income taxes consists of the following components:

                                            1997          1996
           Current                        $ 14,965      $750,822
           Deferred                        146,145       (18,405)
                                          --------      --------
                                          $161,110      $732,417


           The Corporation's deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:


                                                       1997                    1996
           Deferred tax assets                      $      0           $ 280,835
           Deferred tax liabilities                  (71,737)           (198,842)
                                                     -------           ---------
             Net deferred tax asset (liability)     $(71,737)          $  81,993



8.         FEDERAL HOME LOAN BANK ADVANCES


           The Banks own stock of the Federal Home Loan Bank (FHLB) of Cincinnati, Ohio. This stock allows the Banks to borrow advances from the FHLB which the Banks use to fund fixed rate mortgages.

           At December 31, 1997 and 1996, $3,198,021 and $364,441, respectively, represented the balance due on advances from the FHLB. The advances are outstanding for terms ranging from two months to six years and interest rates related to these advances range from 5.10% to 6.90%. The advances are secured by the FHLB stock and all single family first mortgage loans of The Anderson National Bank. Scheduled principal payments due on advances during the five years subsequent to December 31, 1997 are as follows: 1998 - $2,928,829; 1999 - $51,395; 2000 - $54,078; 2001 - $56,901; and 2002 - $59,872.

9.         LONG-TERM DEBT

           Long-term debt consists of the following:

                                                                                           December 31
                                                                                       1997             1996
           Bank note, interest at the prime rate, payable at June 30, 1998, secured by a security interest in substantially all of the outstanding shares of common stock of The Anderson National Bank of
           Lawrenceburg, Kentucky and Farmers Bank of Owingsville, Kentucky
                                                                                   $  1,000,000     $  1,006,000


                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



9.         LONG-TERM DEBT (CONTINUED)

           The note and loan agreement require the Corporation and the Banks to maintain certain capital and operational ratios, all of which have been complied with as of December 31, 1997. The Corporation may, at its option, prepay the note in whole or in part at any time.

10.        RETIREMENT PLAN

           The Corporation has in effect a defined contribution 401(k) retirement plan covering all employees who meet certain eligibility requirements. Total contributions were $73,271 and $81,342 in 1997 and 1996, respectively.

11.        DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

           Cash and Cash Equivalents - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

           Investment Securities - For investment securities, fair values are based on quoted market prices or dealer quotes.

           Federal Home Loan Bank and Federal Reserve Stock - For FHLB and Federal Reserve stock, carrying value is a reasonable estimate of fair value.

           Loans - Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

           Deposit Liabilities - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

           Borrowed Funds - For securities sold under agreements to repurchase, federal funds purchased and long-term debt, the carrying amount is a reasonable estimate of fair value. Fair value of FHLB advances was determined by readily available rates as published by the FHLB.

           Commitments to Extend Credit and Standby Letters of Credit - Commitments to extend credit and standby letters of credit represent agreements to lend to a customer at the market rate when the loan is extended, thus the commitments and letters of credit are not considered to have a fair value.

                                       PROGRESSIVE BANCSHARES, INC.
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                YEARS ENDED DECEMBER 31, 1997 AND 1996
                                           (CONTINUED)



11.        DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
             (CONTINUED)


           The fair values of the Banks' financial instruments at December 31, 1997 and 1996 are as follows:

                                                   1997                               1996

                                         Carrying            Fair            Carrying          Fair
                                          Amount             Value            Amount           Value
Financial assets:
   Cash and cash equivalents         $   3,157,595      $   3,157,595     $   6,140,968    $   6,140,968
   Investment securities                21,836,459         21,904,729        19,471,711       19,516,255
   Federal Home Loan Bank
      and Federal Reserve stock          1,075,600          1,075,600         1,004,600        1,004,600
   Loans                               115,364,364        115,270,731        96,489,616       96,140,577
   Less: allowance for loan
      losses                            (1,315,185)        (1,315,185)       (1,039,058)      (1,039,058)
                                     -------------      -------------     -------------    -------------
                                     $ 140,118,833      $ 140,093,470     $ 122,067,837    $ 121,763,342

Financial liabilities:
   Deposits                          $(123,295,915)     $(123,566,088)    $(112,200,126)    (112,632,614)
   Securities sold under
      agreements to repurchase          (3,797,548)        (3,797,548)       (1,415,485)      (1,415,485)
   Federal funds purchased              (1,000,000)        (1,000,000)         (325,000)        (325,000)
   Advances from Federal Home
      Loan   Bank                       (3,198,021)        (3,192,283)         (364,441)        (353,185)
   Long-term debt                       (1,000,000)        (1,000,000)       (1,006,000)      (1,006,000)
                                        -------------    ---------------   ---------------  --------------

                                     $(132,291,484)     $(132,555,919)    $(115,311,052)   $(115,732,284)


12.        FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

           The Banks are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include standby letters of credit and commitments to extend credit in the form of unused lines of credit. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)


12.        FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
            (CONTINUED)

           At December 31, 1997 and 1996 the Banks had the following financial instruments whose approximate contract amounts represent credit risk:


                                                 1997                   1996
           Standby letters of credit         $    226,170          $    166,090

           Commitments to extend credit      $ 11,423,000          $ 12,536,000


           Standby letters of credit represent conditional commitments issued by the Banks to guarantee the performance of a third party. The credit risk involved in issuing these letters of credit is essentially the same as the risk involved in extending loans to customers. The Banks hold primarily certificates of deposit and real estate as collateral to support some of these commitments in whole or in part, while some are unsecured.

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer's creditworthiness on a case-by-case basis. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies but primarily includes real estate.

13.        CONCENTRATION OF CREDIT RISK

           The Banks grant commercial, residential and consumer related loans to customers primarily located in Anderson, Bath, Fayette and adjoining counties in Kentucky. Although the Banks have diverse loan portfolios, a portion of the debtors' ability to perform on their contracts is somewhat dependent upon the agricultural and manufacturing industries which have a significant impact on the local economies.

14.        LIMITATION ON BANK DIVIDENDS

           The Corporation's principal source of funds is dividends received from the subsidiary Banks. Banking regulations limit the amount of bank dividends that may be paid without prior approval. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years. During 1998 the Banks could, without prior approval, declare dividends of approximately $1,002,000 plus any 1998 net profits retained to the date of the dividend declaration.

                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)


15.        REGULATORY MATTERS

           The Corporation and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that involve quantitative measures of the Corporation's and the Banks' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation and Banks' capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors.

           Quantitative measures, established by regulation to ensure capital adequacy, require Corporation and the Banks to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 1997 and 1996, that the Corporation and the Banks meet all capital adequacy requirements to which they are subject.

           As of December 31, 1997, the most recent notification from the Kentucky Department of Financial Institutions categorized Farmers Bank as well capitalized under the regulatory framework for prompt corrective action. As of December 31, 1997, the most recent notification from the Office of the Comptroller of the Currency categorized The Anderson National Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum Total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institutions' category.

                                                                                                                    To Be Well
                                                                                                                   Capitalized
                                                                                                                   Under Prompt
                                                                                       For Capital                  Corrective
                                                               Actual                 Adequacy Purposes         Action Provisions
                                                         Amount      Ratio          Amount       Ratio          Amount      Ratio
DECEMBER 31, 1997:
Total Capital (to Risk Weighted Assets):
   Consolidated                                   $    11,583,000   15.60%      $  5,941,000     8.0%       $  7,426,000    10.0%
   The Anderson National Bank                           7,971,000   15.40          4,140,000     8.0           5,175,000    10.0
   Farmers Bank                                         3,292,000   11.31          2,328,000     8.0           2,910,000    10.0

Tier I Capital (to Risk Weighted Assets):
   Consolidated                                   $    10,655,000   14.35%      $  2,970,000     4.0%       $  4,456,000     6.0%
   The Anderson National Bank                           7,324,000   14.15          2,070,000     4.0           3,105,000     6.0
   Farmers Bank                                         2,928,000   10.06          1,164,000     4.0           1,746,000     6.0

Tier I Capital (to Average Assets):
   Consolidated                                   $    10,655,000    8.08%      $  4,456,000     4.0%       $  6,842,000     5.0%
   The Anderson National Bank                           7,324,000    7.55          3,882,000     4.0           4,853,000     5.0
   Farmers Bank                                         2,928,000    7.44          1,573,000     4.0           1,967,000     5.0

                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)




15.        REGULATORY MATTERS (CONTINUED)


                                                                                                                    To Be Well
                                                                                                                   Capitalized
                                                                                                                   Under Prompt
                                                                                       For Capital                  Corrective
                                                               Actual                 Adequacy Purposes         Action Provisions
                                                         Amount      Ratio          Amount       Ratio          Amount      Ratio
DECEMBER 31, 1996:
Total Capital (to Risk Weighted Assets):
   Consolidated                                   $    10,640,000   12.97%      $  6,562,000     8.0%      $  8,203,000     10.0%
   The Anderson National Bank                           7,507,000   13.25          4,538,000     8.0          5,667,000     10.0
   Farmers Bank                                         3,168,000   12.03          2,106,000     8.0          2,632,000     10.0

Tier I Capital (to Risk Weighted Assets):
   Consolidated                                   $     9,614,000   11.72%      $  3,281,000     4.0%      $  4,922,000      6.0%
   The Anderson National Bank                           6,799,000   12.00          2,267,000     4.0          3,400,000      6.0
   Farmers Bank                                         2,839,000   10.78          1,053,000     4.0          1,579,000      6.0

Tier I Capital (to Average Assets):
   Consolidated                                   $     9,614,000    7.66%      $  5,023,000     4.0%      $  6,279,000      5.0%
   The Anderson National Bank                           6,799,000    8.13          3,345,000     4.0          4,108,000      5.0
   Farmers Bank                                         2,839,000    7.61          1,497,000     4.0          1,820,000      5.0

                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)



16.        PARENT COMPANY FINANCIAL STATEMENTS

           The condensed financial statements of Progressive Bancshares, Inc. (parent company only) as of December 31, 1997 and 1996 and for the years then ended are presented below:


                                  CONDENSED BALANCE SHEETS


                                                              December 31
                                                     1997                    1996
        ASSETS
Cash                                            $    896,714              $    403,196
Investment in subsidiaries                        10,783,267                10,114,468
Goodwill                                             397,342                   424,341
Other assets                                          31,304                    89,899
                                                ------------               -----------
TOTAL ASSETS                                    $ 12,108,627              $ 11,031,904


        LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities                               $      4,969              $      2,039
Long-term debt                                     1,000,000                 1,006,000
                                                ------------               -----------
   Total liabilities                            $  1,004,969              $  1,008,039

Stockholders' equity:
   Common stock, 5,431 shares authorized,
      issued and outstanding                    $      5,431              $      5,431
   Surplus                                         1,686,749                 1,686,749
   Retained earnings                               9,360,368                 8,346,409
   Net unrealized gain (loss) on securities
     available for sale                               51,110                   (14,724)
                                                ------------               -----------
      Total stockholders' equity                $ 11,103,658              $ 10,023,865

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 12,108,627              $ 11,031,904


                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)

16.           PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)



                          CONDENSED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31
                                                    1997                     1996
Income:
   Dividend income                              $2,444,325                $1,515,704
   Equity in earnings of subsidiaries              602,964                   409,660
   Other income                                    174,281                   191,964
                                                ----------                ----------
      Total income                              $3,221,570                $2,117,328

Expenses:
   Interest expense                             $   81,585                $  115,984
   Operating expenses                              691,476                   662,554
                                                ----------                ----------
      Total expenses                            $  773,061                $  778,538

Income before income taxes                      $2,448,509                $1,338,790
Income tax benefit                                       0                   175,013
                                                ----------                ----------
NET INCOME                                      $2,448,509                $1,513,803


                                 CONDENSED STATEMENTS OF CASH FLOWS

                                                       Year Ended December 31
                                                    1997                     1996
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                   $2,448,509                $1,513,803
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Amortization of goodwill                    26,998                    26,998
        Equity in earnings of subsidiaries        (602,964)                 (409,660)
        Changes in:
           Other assets                             58,595                   (41,422)
           Other liabilities                         2,930                   (11,396)
                                                ----------                ----------
             Net cash provided by
               operating activities             $1,934,068                $1,078,323

                   PROGRESSIVE BANCSHARES, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1997 AND 1996
                          (CONTINUED)


16.           PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)


                          CONDENSED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31
                                                    1997                     1996
CASH FLOWS FROM INVESTING ACTIVITIES:
   Return of capital of Progressive Mortgage
      Company (former subsidiary)               $         0               $    30,000

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                  $(1,006,000)              $  (640,000)
   Proceeds from long-term debt                   1,000,000                         0
   Repurchase of stock                                    0                   (56,400)
   Dividends paid                                (1,434,550)                 (600,000)
                                                -----------               -----------
      Net cash used in financing activities     $(1,440,550)              $(1,296,400)

Net increase (decrease) in cash                 $   493,518               $  (188,077)

Cash at beginning of year                           403,196                   591,273
                                                -----------               -----------
CASH AT END OF YEAR                             $   896,714               $   403,196